UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2023

MAUI LAND & PINEAPPLE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-06510	99-0107542
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
200 Village Road, Lahaina, Maui, Hawaii 96761 (Address of principal executive offices) (Zip Code)

(808) 877-3351
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	MLP	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01 OTHER EVENTS

The Board of Directors of Maui Land & Pineapple Company, Inc. (the “Company”) has determined that the date of its 2023 Annual Shareholders Meeting (the “2023 Annual Meeting”) will be Tuesday, May 16, 2023. The time and location of the 2023 Annual Meeting will be set forth in the Company’s definitive proxy statement for the 2023 Annual Meeting to be filed with the Securities and Exchange Commission (the “SEC”).

The 2022 Annual Shareholders Meeting was held on June 29, 2022. The date of the 2023 Annual Meeting represents a change of more than 30 calendar days from the anniversary of the date of the preceding year’s annual meeting. In accordance with Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and the Bylaws of the Company (the “Bylaws”), the date to deliver notice to the Company for director nominations or proposals to be included in the Company’s proxy materials or to be presented at the 2023 Annual Meeting is February 15, 2023, by 5:00 pm Hawaii Standard Time, which the Company has determined to be a reasonable time before it expects to begin to distribute its proxy materials for the 2023 Annual Meeting, and, in accordance with the Company’s Bylaws, is 90 calendar days prior to the 2023 Annual Meeting.

In addition to complying with this deadline, shareholder proposals intended to be considered for inclusion in the Company’s proxy materials for the 2023 Annual Meeting must also comply with all applicable SEC rules, including Regulation 14A, Delaware law, and the Bylaws. Any proposal submitted after the above deadlines will be considered untimely and not properly brought before the 2023 Annual Meeting.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: January 26, 2023	By:	/s/ WADE K. KODAMA
Wade K. Kodama
Chief Financial Officer